EXHIBIT 10.333
AGREEMENT

This AGREEMENT (this "Agreement") is entered into as of the 28th day of February, 2014 (the "Execution Date") by and among the entities listed on Exhibit ''A" attached hereto (hereinafter such entities are collectively referred to as the "Brogdon Entities"), GL NURSING, LLC, a Georgia limited liability company, CHRISTOPHER F. BROGDON, in his individual capacity ("Brogdon"), MARSH POINTE MANAGEMENT, LLC, a Georgia limited liability company ("Marsh Pointe"), ADCARE OKLAHOMA MANAGEMENT, LLC, a Georgia limited liability company (''ADK Oklahoma"), ADCARE ADMINISTRATIVE SERVICES, LLC, a Georgia limited liability company (''ADK Admin"), ADCARE HEALTH SYSTEMS, INC., a Georgia corporation (''ADK"), and HEARTH & HOME OF OHIO, INC., an Ohio corporation ("Hearth & Home") (hereinafter ADK Oklahoma, ADK Admin, ADK and Hearth & Home are sometimes collectively referred to as the ''ADK Entities").

WITNESSETH:

WHEREAS, the Brogdon Entities are the owners and/or licensed operators of certain skilled nursing facilities located in the State of Oklahoma as specifically identified on Exhibit "A" (collectively, the "Facilities");

WHEREAS, ADK Oklahoma has entered into management agreements with those Brogdon Entities which are the licensed operators of the Facilities, pursuant to which ADK Oklahoma has agreed to provide operational, consulting and administrative management services for the benefit of the Facilities (hereinafter such agreements are collectively referred to as the "Management Agreements");

WHEREAS, pursuant to letters dated December 31, 2013, ADK Oklahoma has given notice of its intention to terminate the Management Agreements (collectively, the "Termination Notices");

WHEREAS, Marsh Pointe has entered into management agreements with those Brogdon Entities which are the licensed operators of the Facilities (collectively, the "Marsh Pointe Management Agreements");

WHERAS, the Marsh Pointe Management Agreements have been approved by the Oklahoma State Department of Health Protective Service;

WHEREAS, the Termination Notices and the Marsh Pointe Management Agreements shall become effective March 1, 2014 (hereinafter such date is referred to as the "Effective Date");

WHEREAS, as of the Effective Date, ADK Oklahoma will no longer provide any ongoing services to the Facilities;

WHEREAS, ADK Oklahoma and Marsh Pointe desire to provide for an orderly transition of the management of the Facilities from ADK Oklahoma to Marsh Pointe as of the Effective Date; and

WHEREAS, the Brogdon Entities, GL Nursing and Brogdon, on the one hand, and the ADK Entities, on the other hand, desire to resolve certain outstanding issues between them.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereby covenant and agree as follows:

1.Recitals. The foregoing recitals are true and correct in all respects and by this reference are incorporated into and made a part of this Agreement.

2.Cooperation/Survival. ADK Oklahoma and Marsh Pointe agree to cooperate in order to ensure an orderly transition of the management of the Facilities; provided, however, that neither party shall be required to engage any third parties in connection with such transition. Notwithstanding the Termination Notices, the parties agree that Section 5.09 in each of the Management Agreements shall survive the termination of the Management Agreements.

3.Accounts Payable. The Brogdon Entities and Brogdon acknowledge and agree that the ADK Entities are not responsible for the payment of any accounts payable or accrued expenses including, without limitation, worker's compensation claims, premium audits or fees relating to the operation of the Facilities.

4.
Obligations. Set forth on Exhibit "B" attached hereto is a list of obligations due and owing to the ADK Entities as of the Effective Date (i) from the Brogdon Entities to ADK Oklahoma under the Management Agreements (the "Outstanding Management Fees") and (ii) from GL Nursing to ADK Admin under that certain agreement dated as of April_, 2013 (the "Lonoke Agreement") (the "Lonoke Obligation"). (Hereinafter, the Outstanding Management Fees and the Lonoke Obligation are collectively referred to as the "Outstanding Obligations").

5.Promissory Note. The Outstanding Obligations shall be evidenced by a promissory note dated as of the Effective Date and given by Brogdon in favor of ADK in substantially the form attached hereto as Exhibit "C" (the "Note"). The Note shall not bear interest and shall be paid in five (5) equal monthly installments commencing on September 1, 2014 and ending on December 31, 2014. The Note may be prepaid at any time without premium or penalty. Notwithstanding any provision hereof, if any payment under the Note is not made within five (5) days of when due, interest on the balance of the Outstanding Obligations shall be deemed to have accrued as of the Effective Date at the rate often percent (10%) per annum.

6.	Riverchase Option.

(a)Option. Brogdon and Hearth & Home entered into that certain Option Agreement dated as of June 22, 2010, as amended to date (as amended, the "Riverchase Option"), pursuant to which Brogdon granted to Hearth & Home an option to purchase one hundred percent (100%) of the issued and outstanding membership interests of Riverchase Village ADK, LLC, a Georgia limited liability company ("Riverchase"), all of which are owned by Brogdon.

(b)Amendments.    In consideration of the parties entering into this Agreement, Brogdon and Hearth & Home agree to further amend the Option as follows:

(i)Section 1.2 of the Option Agreement is deleted in its entirety and the following is inserted in lieu thereof:

1.2     Term and Exercise of Option. The term of the Option shall commence on June 22, 2010 and shall terminate on June 22, 2015 (the "Option Period"), unless exercised as set forth herein. The Option may be exercised during the Option Period by the delivery of written notice by Purchaser to Seller (the "Exercise Notice"), at the address of Seller herein set forth, of Purchaser's election to exercise the Option.

(ii)Article Three of the Option Agreement is deleted in its entirety and the following is inserted in lieu thereof:

3.1     Purchase Price. The purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Membership Interests shall be an amount equal to One and No/1 00 Dollars ($1.00). The Purchase Price shall be paid by Purchaser to Seller at Closing.

7.Sale of Riverchase Facility. Riverchase is the owner of that certain assisted living facility located at 1851 Data Drive, Hoover, Alabama 35244 (the "Riverchase Facility"). Riverchase and Brogdon agree that upon the closing of the sale of the Riverchase Facility to an arms-length third party purchaser at any time and regardless of whether Hearth & Home has exercised the Option, the Net Sales Proceeds (as hereinafter defined) shall be distributed in the following order:

(a)One-half of the Net Sales Proceeds shall be paid to ADK;

(b)The remaining Net Sales Proceeds shall be paid to ADK to satisfy the outstanding principal balance and interest (if any) then due under the Note with such payment to be applied in the order of scheduled amortization under the Note; and

(a)The balance of Net Sales Proceeds shall be paid to ADK.

For purposes hereof, "Net Sales Proceeds" shall mean the gross purchase price for the sale of the Riverchase Facility to an arms-length third party purchaser minus (i) all secured indebtedness of Riverchase and (ii) usual and customary closing costs required to deliver good and marketable title to the purchaser of the Facility but specifically excluding any operating or working capital.

8.Lonoke Agreement. GL Nursing and ADK Admin agree that the Lonoke Agreement is terminated as of the Effective Date and shall be of no further force or effect.

9.	Employees.

(a)In accordance with all applicable state and federal labor laws, ADK Oklahoma shall terminate the employment of each of the employees identified in Exhibit "D" (collectively, the "Employees'') as of 11:59 p.m. on the day immediately prior to the Effective Date. As of 12:01 a.m. on the Effective Date, Marsh Pointe shall hire the Employees. The parties acknowledge and agree that Mr. Terry Reynolds shall remain an employee of ADK Oklahoma.

(b)ADK Oklahoma shall pay to each Employee, on the date which would have been the next regularly scheduled payroll date for such Employee following the Effective Date had such Employee still been employed by ADK Oklahoma on such date, an amount equal to any and all accrued salary earned by such employee as of 11:59 p.m. on the day immediately prior to the Effective Date. ADK Oklahoma shall also pay to each Employee, in accordance with the requirements of all applicable law, any and all vested paid time off earned by, and payable to, each Employee as of the day immediately prior to the Effective Date.

(c)Nothing in this Agreement shall create any rights in favor of any person not a party hereto, including the Employees, or constitute an employment agreement or condition of employment for any Employee.

10.Indemnification Agreements. The parties acknowledge and agree that the Operations and Indemnification Agreement dated December 27, 2012 (Edwards Redeemer facility) and Operations and

Indemnification Agreement dated July 26, 2013 (Meeker, McLoud and Harrah facilities) shall remain in full and complete force and effect.

11.Notices. Whenever any notice, demand, or request is required or permitted hereunder, such notice, demand or request shall be in writing and shall be hand-delivered in person or sent by FedEx, UPS or similar overnight delivery service, to the addresses set forth below:

ADK Entities:	1145 Hembree Road
Roswell, Georgia 30076
Attn: Chief Operations Officer

Brogdon, GL Nursing	Two Buckhead Plaza
and the Brogdon Entities:	3050 Peachtree Road, NW Suite 355
Atlanta, Georgia 30305
Attn: Christopher F. Brogdon

Any notice, demand, or request which shall be served upon any of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time the same is hand-delivered in person, or (ii) on the day after such notices, demands or requests are deposited with FedEx, UPS or similar overnight delivery service. Any party may designate by written notice to the others such other person or persons and at such other addresses as such party desires written notices, demands, or requests to be delivered or sent in accordance herewith.

12.Miscellaneous.

(a)    This Agreement shall be interpreted and construed in accordance with the laws of the State of Georgia. This Agreement has been jointly drafted by the parties and shall not be construed against either one of them.

(b)    This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all previous communications, memoranda, understandings or agreements, either oral or written, between the parties with respect to the subject matter hereof. No agreement or understanding modifying the terms and conditions hereof shall be binding upon the parties unless embodied in writing and signed by all other Parties.

(c)    If any one or more of the provisions in this Agreement shall be determined to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be impaired thereby. Any invalid or unenforceable provision shall be replaced by such a provision, which is in accordance with the applicable law and the purposes of the Agreement. Waiver of any of the provisions of this Agreement or breach thereof shall not waive any other provision or breach of this Agreement.

(d)    This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective past, present and future managers, members, employees, agents, attorneys, beneficiaries, legal successors, and assigns.

(e)    This Agreement may be executed in counterparts, each of which shall be deemed an original. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages. This Agreement may be executed by any party using a facsimile or electronic email signature, and such signature shall be binding and enforceable to the same extent as an original signature. Time is of the essence in this Agreement.

(f)    If any party hereto institutes any proceeding, claim or action, at law or in equity, in connection with or arising out of the terms, conditions, covenants and agreements contained in this Agreement, the non-prevailing party in any such action, claim or proceeding shall reimburse the prevailing party for reasonable attorneys' fees, costs and other expenses incurred in connection with such proceeding or action.

[Signatures on Following Pages]

IN WITNESS WHEREOF, each party has caused this instrument to be executed and delivered under seal as of the date set forth hereinabove.

BROGDON ENTITIES:

BAN NH, LLC
By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

SENIOR NH, LLC
By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

OAK LAKE, LLC
By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

KENMETAL, LLC
By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

LIVING CENTER, LLC
By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

MEEKER NURSING, LLC
By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

MCL NURSING, LLC
By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

HARRAH WHITES MEADOWS NURSING, LLC
By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

MEEKER PROPERTY HOLDINGS, LLC
By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

McLOUD PROPERTY HOLDINGS, LLC
By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

HARRAH PROPERTY HOLDINGS, LLC
By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

GL NURSING, LLC
By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

BRODGON:
/s/ Christopher F. Brogdon
Christopher F. Brogdon, individually

ADCARE OKLAHOMA MANAGEMENT, LLC

By:	/s/ Boyd P. Gentry
Name:	Boyd P. Gentry
Title:

ADCARE ADMINISTRATIVE SERVICES, LLC

By:	/s/ Boyd P. Gentry
Name:	Boyd P. Gentry
Title:

HEARTH & HOME OF OHIO, INC.

By:	/s/ Boyd P. Gentry
Name:	Boyd P. Gentry
Title:

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ Boyd P. Gentry
Name:	Boyd P. Gentry
Title:	President & CEO

EXHIBIT "A"

BROGDON ENTITIES AND FACILITIES

1.	BAN NH, LLC, d/b/a Betty Ann Nursing Center
1400 South Main Street
Grove, Oklahoma 74344

2.	SENIOR NH, LLC, d/b/a Enid Senior Care
410 North 30th Street
Enid, Oklahoma 73701

3.	OAK LAKE, LLC, d/b/a Grand Lake Villa
103 West 13th Street
Grove, Oklahoma 74344

4.	KENMETAL, LLC, d/b/a Kenwood Manor
502 West Pine
Enid, Oklahoma 73701

5.	LIVING CENTER, LLC, d/b/a The Living Center
1409 North 1th Street
Enid, Oklahoma 73701

6.	MEEKER NURSING, LLC
MEEKER PROPERTY HOLDINGS, LLC
500 North Dawson
Meeker, Oklahoma 74855

7.	MCL NURSING, LLC
McLOUD PROPERTY HOLDINGS, LLC
701 South 8th Street
McLoud, Oklahoma 74851

8.	HARRAH WHITES MEADOWS NURSING, LLC
HARRAH PROPERTY HOLDINGS, LLC
2400 Whites Meadow Drive
Harrah, Oklahoma 73045

EXHIBIT "B"

OUTSTANDING OBLIGATIONS

1.	Outstanding Management Fees	$331,830.00

2.	Lonoke Obligation	191,833.00

	TOTAL OUTSTANDING OBLIGATIONS:	$523,663.00

EXHIBIT "C"

PROMISSORY NOTE

EXHIBIT "D"

EMPLOYEES

In accordance Section No. 9 with the Management Transition Agreement, ADK Oklahoma shall terminate the employment of each of the employees (collectively, the "Employees") listed below as of 11:59 p.m. on the day immediately prior to the Effective Date. As of 12:01 a.m. on the Effective Date, Marsh Pointe shall hire the Employees.

Desiree Clingenpeel
Celina Chambers
Denise Barnett
Mark Johnston
Regina Walker